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                                                                   EXHIBIT 10.18

                              SYMPOSIUM CORPORATION
                                 410 PARK AVENUE
                                    SUITE 830
                            NEW YORK, NEW YORK 10022



                                          May 30, 2000

Lancer Offshore Inc.
Kaya Flamboyan 9
Curacao, Netherlands Antilles

Capital Research, Ltd.
27241 Paseo Peregrino
San Juan Capo, California  92675

Mr. Gary Herman
c/o GHM, Inc.
74 Trinity Place, 20th Floor
New York, New York  10006

Mr. Joseph Giamanco
c/o GHM, Inc.
74 Trinity Place, 20th Floor
New York, New York  10006

Gentlemen:

      Reference is made to the Certificate of Designation (the "Certificate") creating the series of preferred stock of Symposium Corporation, a Delaware corporation (the "Company"), designated as the Series C Preferred Stock, par value $.001 per share (the "Series C Shares"), the Term Sheet (the "Term Sheet") describing the terms upon which the Series C Shares were offered and sold to each of you (the "Series C Holders") and the Letter Agreement, dated as of April 24, 2000 (the "Letter Agreement"), to which we are parties. The Certificate, the Term Sheet and the Letter Agreement are hereinafter collectively referred to as the "Documents."

      This letter sets forth our agreement as follows:

            1. The Company and the Series C Holders hereby confirm that during the period between the date hereof and December 26, 2000, the Company may: (a) pay regularly scheduled dividends on the issued and outstanding shares of Series B Preferred Stock and on the shares of Series A Preferred Stock proposed to be issued by the Company and (b) redeem the issued and outstanding shares of Series B Preferred Stock on or before the Series B Preferred
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Stock mandatory redemption date, in each case, without paying accrued and unpaid dividends on the Series C Preferred Stock, the payment of which has been deferred until December 26, 2000.

            2. The Series C Holders hereby confirm that, by their execution and delivery of the Letter Agreement, they have waived any default by the Company under the Documents arising out of or relating to the failure by the Company to redeem the Series C Shares prior to December 26, 2000.

            3. Except as expressly provided herein, the Documents will remain in full force and effect as originally executed and delivered by the parties hereto. This Letter supersedes any prior understanding or agreement, written or oral, among the parties hereto relating to the subject matter hereof.

            4. This Letter will be governed by the laws of the State of New York applicable to contracts made and to be performed entirely within such State. Any claims or disputes relating in any way to this Agreement shall be submitted to the New York State courts or the United States District Court for the Southern District of New York. The parties hereby consent to such venue and the personal jurisdiction of such courts and agree not to contest such venue or assert any claim to move the claim or dispute to another venue or forum.

            If the foregoing correctly sets forth our understanding, please so indicate by signing an enclosed counterpart of this Letter and returning it to the undersigned, whereupon it will constitute a binding agreement between us. This Letter may be executed in counterparts and by the parties hereto in separate counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

                                    Very truly yours,

                                    SYMPOSIUM CORPORATION


                                    By: /s/ Ronald Altbach
                                       -------------------
                                        Ronald Altbach
                                         Chairman of the Board and Chief
                                         Executive Officer
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Accepted and agreed to as of the date first above written:

LANCER OFFSHORE, INC.


By: /s/ M. Lauer
    --------------------------------


CAPITAL RESEARCH, LTD.


By: /s/ Bruce D. Cowen
    -------------------------------



/s/ Joseph Giamanco
------------------------------
JOSEPH GIAMANCO


 /s/ Gary Herman
------------------------------
GARY HERMAN





[Signature Page of Letter Agreement, dated as of May 30, 2000, among Symposium Corporation and the Holders of the Series C Preferred Shares]